As filed with the Securities and Exchange Commission on December 8, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

United PanAm Financial Corp.

(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3990 Westerly Place, Suite 200, Newport Beach, California 92660

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ray C. Thousand

United PanAm Financial Corp.

3990 Westerly Place, Suite 200

Newport Beach, California 92660

Telephone: (949) 224-1917

Fax: (949) 224-1910

(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copies to:

John Grosvenor, Esq. Manatt, Phelps & Phillips, LLP 695 Town Center Drive, 14th Floor Costa Mesa, California 92626 Telephone: (714) 371-2500 Fax: (714) 371-2595	Thomas J. Poletti, Esq. Kirkpatrick & Lockhart Nicholson Graham LLP 10100 Santa Monica Boulevard, 7th Floor Los Angeles, California 90067 Telephone: (310) 552-5000 Fax: (310) 552-5001	Keith Holmes, Esq. King, Holmes, Paterno & Berliner, LLP 1900 Avenue of the Stars, Suite 2500 Los Angeles, California 90067 Telephone: (310) 282-8932 Fax: (310) 282-8903

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-128188

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee
Common Stock, no par value per share	287,500 shares	$24.65	$7,086,875	$759

(1)	Includes 37,500 shares which are subject to the underwriters’ over-allotment option. Pursuant to Rule 416 of the Securities Act, also includes such additional number of shares of the Registrant’s common stock that may become issuable as a result of any stock splits, stock dividends or similar events.
(2)	Based on the proposed offering price for the shares offered hereby.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed to register an additional 287,500 shares of our common stock, no par value per share, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b) and General Instruction IV of Form S-3, this Registration Statement incorporates by reference the contents of our Registration Statement on Form S-3 (File No. 333-128188) originally filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2005, as amended by Amendment No. 1 to Registration Statement on Form S-3 filed with the Commission on November 29, 2005 and Amendment No. 2 to Registration Statement on Form S-3 filed with the Commission on December 7, 2005 (including any documents incorporated by reference therein and the exhibits thereto), and declared effective on December 7, 2005.

CERTIFICATION

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at Mellon Bank as soon as practicable (but no later than the close of business as of December 8, 2005), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours no later than December 8, 2005.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.    Exhibits

5.1	Opinion and Consent of Manatt, Phelps & Phillips, LLP

23.1	Consent of Grobstein, Horwath & Company LLP

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 above)

24	Power of Attorney*

*	Incorporated by reference to the Company’s Registration Statement on Form S-3 (SEC Registration No. 333-128188).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on December 8, 2005.

UNITED PANAM FINANCIAL CORP.

By:	/s/ RAY C. THOUSAND
Ray C. Thousand President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Guillermo Bron	Chairman of the Board	December 8, 2005

/S/ RAY C. THOUSAND Ray C. Thousand	Chief Executive Officer, President and Director (Principal Executive Officer)	December 8, 2005

* Garland W. Koch	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 8, 2005

* Mitchell G. Lynn	Director	December 8, 2005

* Luis Maizel	Director	December 8, 2005

* Ron R. Duncanson	Director	December 8, 2005

* By:	/s/ RAY C. THOUSAND
Ray C. Thousand Attorney-In-Fact

INDEX TO EXHIBITS

5.1	Opinion and Consent of Manatt, Phelps & Phillips, LLP

23.1	Consent of Grobstein, Horwath & Company LLP

23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1 above)

24	Power of Attorney*

*	Incorporated by reference to the Company’s Registration Statement on Form S-3 (SEC Registration No. 333-128188).